As filed with the Securities and Exchange Commission on November 2, 2004

Registration No. 333-54734

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________

BEVERLY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	62-1691861 (I.R.S. Employer
incorporation or organization)	Identification Number)

One Thousand Beverly Way
Fort Smith, Arkansas	72919
(Address of Principal Executive Offices)	(Zip Code)

BEVERLY ENTERPRISES, INC.
STOCK GRANT PLAN
(Full Title of the Plan)

Douglas J. Babb
One Thousand Beverly Way
Fort Smith, Arkansas 72919
(Name and Address of Agent For Service)

(479) 201-2000
(Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF SECURITIES
SIGNATURES
POWER OF ATTORNEY

DEREGISTRATION OF SECURITIES

     On January 31, 2001, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-54734) (the “Registration Statement”) registering 1,174,500 shares of the Registrant’s Common Stock, par value $.10 per share (the “Shares”), held by the Registrant as treasury and to be issued to participants under the Registrant’s Stock Grant Plan (the “Plan”). Effective May 20, 2004, the Plan was terminated, and, as a result of the termination of the Plan, all offerings of the Shares pursuant to the Registration Statement have terminated. The Registrant is filing this Post-Effective Amendment to remove, and hereby does remove, from registration all of the Shares registered on the Registration Statement that remain unsold as of the date of termination of the Plan.

I-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Fort Smith, State of Arkansas, on this 1st day of November, 2004.

BEVERLY ENTERPRISES, INC.
By:	/s/ William R. Floyd
Chairman of the Board,
Chief Executive Officer and Director

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Douglas J. Babb and John G. Arena, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William R. Floyd William R. Floyd	Chairman of the Board, President, Chief Executive Officer and Director	November 1, 2004

/s/ Jeffrey P. Freimark Jeffrey P. Freimark	Executive Vice President, Chief Financial and Information Officer	November 1, 2004

Signature	Title	Date
/s/ Pamela H. Daniels Pamela H. Daniels	Senior Vice President, Controller and Chief Accounting Officer	November 1, 2004

Melanie C. Dreher Melanie Creagan Dreher, Ph.D.,	Director	November 1, 2004
RN, FAAN

/s/ John D. Fowler, Jr.	Director	November 1, 2004
John D. Fowler, Jr.

/s/ John P. Howe John P. Howe, III, M.D.	Director	November 1, 2004

/s/ James W. McLane James W. McLane	Director	November 1, 2004

/s/ Ivan R. Sabel Ivan R. Sabel	Director	November 1, 2004

/s/ Donald L. Seeley Donald L. Seeley	Director	November 1, 2004

/s/ Marilyn R. Seyman Marilyn R. Seymann	Director	November 1, 2004